Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No.333-220923) of Ellington Residential Mortgage REIT of our report dated March 14, 2018 relating to the financial statements, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP
New York, New York
March 14, 2018